Exhibit 99.1

The Cheesecake Factory Reports Record Financial Results for the Fiscal Quarter Ended September 30, 2003

    CALABASAS HILLS, Calif.--(BUSINESS WIRE)--Oct. 21, 2003--The Cheesecake Factory Incorporated (Nasdaq: CAKE) today reported record financial results for the fiscal third quarter ended September 30, 2003. Highlights for the third quarter, compared to the same quarter last year, were as follows:

    --  Total revenues up 22% to $197.8 million

    --  Operating income up 20% to $20.7 million

    --  Net income up 19% to $14.4 million

    --  Diluted net income per share up 17% to $0.28

    --  Comparable restaurant sales up 1.8%

    --  Average sales per restaurant operating week up 1.5%

    "We were pleased with our record financial results for the third quarter," said David Overton, Chairman and CEO. "Sales for our comparable restaurants increased 1.8% during the quarter as weather conditions were back to normal for most of our restaurants, enabling us to more fully utilize the outdoor patio seating that comprises approximately 17% of our total seating capacity. Sales for our new restaurants opened to date during fiscal 2003 also continued strong during the third quarter."
    Three new Cheesecake Factory restaurants were opened during the third quarter (Raleigh, NC; Tyson's Corner, VA; and White Plains, NY). Two additional Cheesecake Factory restaurants have also opened to date during the current fourth quarter (San Jose, CA and The Woodlands, TX). As many as five more Cheesecake Factory restaurants are currently expected to open during the fourth quarter, including a 14,500 square foot restaurant in Honolulu, HI.
    The Company's current expansion goal for fiscal 2004 is to open as many as 16 new full-service restaurants, consisting of approximately 14 Cheesecake Factory restaurants and two Grand Lux Cafes. Leases have already been signed for potential Cheesecake Factory restaurants in Birmingham, AL; Pittsburgh, PA; Sacramento, CA; Virginia Beach, VA; and Cincinnati, OH. Several more leases are in the final stages of negotiation for potential 2004 openings.
    During the third quarter, sales continued to build at all three of the Company's Grand Lux Cafe restaurants. "Sales for our original Grand Lux Cafe location in Las Vegas were up a strong 21% during the third quarter," commented Overton. "Additionally, sales were up 9% during the third quarter for our second location in Los Angeles, and increased an impressive 48% for our third location in downtown Chicago as our reputation continues to build. We continue our work to fine tune the concept's menu, operations and investment cost. Our objective with Grand Lux Cafe is to have a second growth vehicle ready when needed, with an excellent ROI profile. We believe that we are well on our way to achieving this objective."
    Bakery sales to other foodservice operators, retailers and distributors increased 12% to $10.2 million during the third quarter, compared to the same quarter last year. Sales continue to steadily build for the Dream Factory(TM) product line and other premium dessert products with foodservice distributors and retailers. The bakery team also continues to aggressively pursue additional product distribution channels with both existing and new customers.
    The Cheesecake Factory Incorporated operates 68 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $15.78. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates three upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago and Las Vegas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. In particular, forward-looking statements regarding the Company's restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company's control. Forward-looking statements regarding the number and timing of the Company's planned new restaurant openings, and the amount and timing of their associated preopening costs, are subject to risks and uncertainties due to factors outside of the Company's control, including factors that are under the control of government agencies, landlords and others. Forward-looking statements regarding bakery sales are subject to a number of risks and uncertainties, including (but not limited to) unforeseen changes in the purchasing plans of the Company's large-account bakery customers and inherent difficulties in predicting the timing of product orders and shipments. Forward-looking statements speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company's filings with the Securities and Exchange Commission.



         The Cheesecake Factory Incorporated and Subsidiaries
                  Consolidated Financial Statements
   (unaudited; in thousands, except per share and statistical data)


Consolidated Statements of         13 Weeks Ended     13 Weeks Ended
 Operations                      September 30, 2003  October 2, 2002
----------------------------------------------------------------------
Revenues:                         Amounts  Percents  Amounts  Percents
                                 --------  -------- --------  --------
  Restaurant sales               $187,655     94.9% $152,916     94.4%
  Bakery sales to other
   foodservice operators,
   retailers and distributors      10,177      5.1%    9,066      5.6%
        Total revenues            197,832    100.0%  161,982    100.0%
Costs and expenses:
  Restaurant cost of sales (1)     45,492     23.0%   35,763     22.1%
  Bakery cost of sales (2)          4,664      2.4%    3,937      2.4%
  Labor expenses                   60,395     30.5%   50,248     31.0%
  Other operating expenses         46,487     23.4%   39,110     24.1%
  General and administrative
   expenses                         9,075      4.6%    7,580      4.7%
  Depreciation and amortization
   expenses                         6,975      3.5%    5,909      3.6%
  Preopening costs                  4,066      2.1%    2,192      1.4%
        Total costs and expenses  177,154     89.5%  144,739     89.3%
Income from operations             20,678     10.5%   17,243     10.7%
Interest income, net                  987      0.5%    1,048      0.6%
Other income, net                     665      0.3%      499      0.3%
Income before income taxes         22,330     11.3%   18,790     11.6%
Income tax provision                7,972      4.0%    6,708      4.1%
Net income                        $14,358      7.3%  $12,082      7.5%

Basic net income per share          $0.28              $0.24
Basic weighted average shares
 outstanding                       50,522             49,602

Diluted net income per share        $0.28              $0.24
Diluted weighted average shares
 outstanding                       51,900             51,137

Notes:
(1) Consists of restaurant food, beverage and dessert costs.
(2) Consists of bakery ingredient, packaging and supply costs.


Consolidated Statements of         39 Weeks Ended     39 Weeks Ended
 Operations                      September 30, 2003  October 2, 2002
----------------------------------------------------------------------
Revenues:                         Amounts  Percents  Amounts  Percents
                                 --------  -------- --------  --------
  Restaurant sales               $531,647     95.1% $441,756     92.5%
  Bakery sales to other
   foodservice operators,
   retailers and distributors      27,665      4.9%   35,820      7.5%
        Total revenues            559,312    100.0%  477,576    100.0%
Costs and expenses:
  Restaurant cost of sales (1)    127,122     22.7%  105,173     22.0%
  Bakery cost of sales (2)         12,767      2.3%   16,744      3.5%
  Labor expenses                  174,557     31.2%  147,127     30.8%
  Other operating expenses        129,720     23.2%  109,818     23.0%
  General and administrative
   expenses                        26,859      4.8%   23,453      4.9%
  Depreciation and amortization
   expenses                        20,241      3.6%   16,620      3.5%
  Preopening costs                  7,368      1.4%    7,187      1.5%
        Total costs and expenses  498,634     89.2%  426,122     89.2%
Income from operations             60,678     10.8%   51,454     10.8%
Interest income, net                2,909      0.5%    3,038      0.6%
Other income, net                   2,146      0.4%    1,333      0.3%
Income before income taxes         65,733     11.7%   55,825     11.7%
Income tax provision               23,467      4.1%   19,929      4.2%
Net income                        $42,266      7.6%  $35,896      7.5%

Basic net income per share          $0.84              $0.73
Basic weighted average shares
 outstanding                       50,270             49,082

Diluted net income per share        $0.82              $0.70
Diluted weighted average shares
 outstanding                       51,644             51,074

Notes:
(1) Consists of restaurant food, beverage and dessert costs.
(2) Consists of bakery ingredient, packaging and supply costs.


Selected Consolidated Balance Sheet     September 30,    December 31,
 Information                                2003             2002
--------------------------------------- -------------   -------------
Cash and cash equivalents                   $1,706         $11,033
Investments and marketable securities      118,266         103,453
Total assets                               534,576         463,842
Total liabilities                          101,816          84,278
Stockholders' equity                       432,760         379,564


                       13 Weeks    13 Weeks      39 Weeks    39 Weeks
                        Ended        Ended        Ended        Ended
Supplemental         September 30, October 2, September 30, October 2,
 Information             2003        2002          2003        2002
-------------------- ------------- ---------- ------------- ----------
Comparable
 restaurant sales %
 change                  1.8%        1.1%          0.1%        1.6%
Restaurant cost of
 sales % of
 restaurant sales       24.2%       23.4%         23.9%       23.8%
Bakery cost of
 sales % of bakery
 sales                  45.8%       43.4%         46.1%       46.7%
Restaurants opened
 during period             3           3             7           7
Restaurants open at
 period-end               70          58            70          58
Restaurant
 operating weeks         884         731         2,570       2,120

    CONTACT: The Cheesecake Factory Incorporated
             Jane Vallaire, 818-871-3000